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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
iBASIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 17, 2004

Dear Shareholder:

        You are cordially invited to attend a Special Meeting of Shareholders of iBasis, Inc., which will be held at our offices, located at 20 Second Avenue, Burlington, Massachusetts 01803, on Friday, June 18, 2004 at 10:00 a.m., local time.

        At the meeting, shareholders will be asked to approve an amendment to iBasis' First Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share from 85,000,000 shares to 170,000,000 shares. We are seeking shareholder approval for the increase of the number of authorized shares of common stock to provide us with more flexibility to issue shares of common stock or other securities convertible into or exchangeable for shares of common stock in connection with our recent and continued efforts to restructure our outstanding corporate debt, and to pursue future financing opportunities for our Company. Our Board of Directors believes that the amendment to increase the authorized number of common shares is advisable and in the best interests of our company and our shareholders. The Board of Directors recommends that the shareholders vote "FOR" the proposal.

        The Notice of Special Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. We urge you to read and consider these documents carefully.

        All shareholders are invited to attend the special meeting. However, to ensure your representation at the special meeting, you are urged to vote by proxy by following one of these steps as promptly as possible:

  (a)
  Vote via the Internet (see instructions on the enclosed proxy card);

  (b)
  Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed proxy card); or

  (c)
  Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed).

        Your shares cannot be voted unless you follow the instructions listed above or attend the special meeting in person. The matter before the shareholders is important, please consider and vote upon this matter regardless of the number of shares you own.

Sincerely,
Ofer Gneezy President and Chief Executive Officer

iBASIS, INC.
20 Second Avenue
Burlington, Massachusetts 01803

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be Held on June 18, 2004

TO OUR SHAREHOLDERS:

        Notice is hereby given that a Special Meeting of Shareholders of iBasis, Inc., a Delaware corporation, will be held on Friday, June 18, 2004, at 10:00 a.m., local time, at our offices, located at 20 Second Avenue, Burlington, Massachusetts 01803, for the following purposes:

  1.
  To consider and vote upon a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 85,000,000 shares to 170,000,000 shares.

  2.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Our Board of Directors has fixed May 13, 2004 as the record date for determination of shareholders entitled to notice of, and to vote at, the special meeting. Accordingly, only shareholders of record at the close of business on May 13, 2004, will be entitled to notice of, and to vote at such meeting or any adjournments thereof.

        Please vote your proxy, as promptly as possible, by following one of these steps:

  (a)
  Vote via the Internet (see instructions on the enclosed proxy card);

  (b)
  Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed proxy card); or

  (c)
  Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed).

        The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card and must be completed by 11:59 P.M. on June 17, 2004. If you return the proxy by any of the methods listed above and wish to change your vote, you may nevertheless attend the special meeting and vote your shares in person.

        All of our shareholders are cordially invited to attend the special meeting.

By Order of the Board of Directors,

Jonathan D. Draluck Vice President Business Affairs, General Counsel and Secretary
Burlington, Massachusetts May 17, 2004

It is important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please vote by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed from within the United States, or vote via the Internet or by telephone as instructed in the proxy materials.

iBASIS, INC.
20 Second Avenue
Burlington, Massachusetts 01803

PROXY STATEMENT

Special Meeting of Shareholders To Be Held on Friday, June 18, 2004

General

        Proxies enclosed with this proxy statement are solicited by our Board of Directors for use at a Special Meeting of Shareholders to be held on Friday, June 18, 2004 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803, and any adjournments or postponement of such meeting. The purposes of the special meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Shareholders to be held on June 18, 2004.

Voting Rights and Outstanding Shares

        Only shareholders of record as of the close of business on May 13, 2004, the record date, will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. As of the record date, there were 46,631,834 shares (excluding treasury shares) of common stock, par value $0.001 per share, issued and outstanding. These shares of common stock are the only securities of iBasis entitled to vote at the special meeting. Shareholders are entitled to cast one vote for each share of common stock held of record on the record date.

Voting

        Registered shareholders may vote their shares via the Internet, via telephone, or by mailing their signed proxy card, as directed in the proxy materials. The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and confirm that their instructions have been properly recorded. We believe that the procedures that have been put in place are consistent with the requirements of applicable law.

        Shares represented by duly executed proxies received by iBasis prior to the special meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly executed proxy is returned without voting instructions, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR approval to amend our First Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 85,000,000 shares to 170,000,000 shares. The Board of Directors is not aware of any other matters to be presented at the special meeting. If any other matter should be presented at the special meeting upon which a vote may properly be taken, shares represented by all duly executed proxies received by iBasis will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

        The required quorum for the transaction of business at the special meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on May 13, 2004. Shares that are voted "ABSTAIN", "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to such matter. In the event that a broker, bank, custodian, nominee or other record holder of our stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, what is referred to as a "broker non-vote," those shares are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Abstentions will also be counted as shares present and entitled to vote at the special meeting for purposes of determining the presence of a quorum. Because the required vote to amend the First Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock is a majority of the issued and outstanding share entitled to vote at the meeting, broker non-votes and abstentions will have the same effect as votes against the proposal. All votes will be tabulated by the Inspector of Election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

        Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy, by written notice of revocation to our Secretary at the address set forth below, or by voting in person at the special meeting. If a shareholder does not intend to attend the special meeting, any written proxy or notice should be returned for receipt by iBasis, not later than the close of business on Thursday, June 17, 2004.

Solicitation

        We have retained EquiServe Trust Company N.A. and The Altman Group to organize the distribution and return of the proxy materials. EquiServe is paid $15,000 annually for various services and will be paid approximately $3,500 for its services related to this special meeting. The Altman Group will be paid approximately $6,000 to distribute the proxy materials and act as proxy solicitor. iBasis will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to the shareholders.

        The mailing address of iBasis' principal executive officers is 20 Second Avenue, Burlington, Massachusetts 01803.

        This proxy statement and the proxy enclosed herewith will be first mailed to shareholders on or about May 17, 2004.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of our common stock as of May 1, 2004 by:

  •
  each person we know owns beneficially more than five percent (5%) of our common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 1, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Unless otherwise indicated, the address for each of the following shareholders is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

	Shares Beneficially Owned
Directors, Executive Officers and 5% Shareholders
	Number	Percent
Ofer Gneezy (1)	4,220,932	9.05%
Menlo Ventures VII, L.P. and affiliated entities (2)	3,430,351	7.36
Entities Affiliated with Symphony Asset Management (3)	3,071,184	6.59
Gordon J. VanderBrug (4)	1,757,752	3.77
Charles N. Corfield (5)	1,444,416	3.10
Paul H. Floyd (6)	194,860	*
Charles Skibo (7)	190,000	*
W. Frank King (8)	150,750	*
Dan Powdermaker (9)	123,176	*
Richard G. Tennant (10)	112,500	*
David Lee (11)	75,000	*
All executive officers and directors as a group (9 persons) (12)	8,239,386

*
Represents less than 1% of the outstanding shares of common stock.

(1)
Includes 192,500 shares of common stock issuable upon exercise of options within 60 days of May 1, 2004. Also includes 50,000 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by the Ofer Gneezy 1999 Family Trust. Mr. Gneezy is our President, Chief Executive Officer and one of our directors.

(2)
Includes 3,292,083 shares held by Menlo Ventures VII, L.P. and 138,268 held by Menlo Entrepreneurs Fund VII, L.P. The address for Menlo Ventures is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025.

(3)
Includes 3,071,184 shares of common stock which entities affiliated with Symphony Asset Management have the right to acquire within 60 days of May 1, 2004, upon the exercise of common stock purchase warrants. Includes the ownership by the following funds managed by Symphony Asset Management: 30,508 shares held by Adagio Fund, 172,881 shares held by

  Andante Fund, LP, 1,034,745 shares held by Arpeggio Fund, 129,661 shares held by CSV Limited, 101,695 shares held by International Monetary Fund, 1,449,152 shares held by Rhapsody Fund, LP and 152,542 shares held by Vivace Fund, L.P.

(4)
Includes 162,500 shares of common stock issuable upon exercise of options within 60 days of May 1, 2004. Also includes 1,177,345 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein. Does not include 29,230 shares of common stock held by Dr. VanderBrug's spouse. Dr. VanderBrug disclaims beneficial ownership of the shares held by his spouse. Dr. VanderBrug is our Executive Vice President and Assistant Secretary and one of our directors.

(5)
Includes 100,000 shares of common stock issuable upon exercise of options within 60 days of May 1, 2004. Also includes of 1,344,416 shares held by the Charles N. Corfield Trust u/a/d 12/19/91, a revocable trust of which Mr. Corfield is the sole trustee. Mr. Corfield is one of our directors.

(6)
Includes 164,860 shares of common stock issuable upon exercise of options within 60 days of May 1, 2004. Mr. Floyd is our Senior Vice President, R&D, Engineering and Operations.

(7)
Includes 190,000 shares of common stock issuable upon exercise of options within 60 days of May 1, 2004. Mr. Skibo is one of our directors.

(8)
Includes 150,000 shares of common stock issuable upon exercise of options within 60 days of May 1, 2004. Dr. King is one of our directors.

(9)
Includes 107,795 shares of common stock issuable upon exercise of options within 60 days of May 1, 2004. Mr. Powdermaker is our Senior Vice President of Worldwide Sales.

(10)
Includes 112,500 shares of common stock issuable upon exercise of options within 60 days of May 1, 2004. Mr. Tennant is our Vice President of Finance and Administration and our Chief Financial Officer.

(11)
Includes 60,000 shares of common stock issuable upon exercise of options within 60 days of May 1, 2004. Mr. Lee is one of our directors.

(12)
Includes 1,240,155 shares of common stock issuable upon the exercise of options within 60 days of May 1, 2004 and certain shares held by affiliates of such directors and executive officers.

PROPOSAL NO. 1
APPROVAL OF AMENDMENT TO THE FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Introduction

        We are seeking shareholder approval to amend Article IV of our First Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 85,000,000 shares to 170,000,000 shares, and make the necessary corresponding change to increase our authorized capital stock to 185,000,000 shares in the aggregate. We currently have authorized an aggregate of 15,000,000 shares of undesignated preferred stock.

        If the required vote is obtained at the special meeting, we will then be able to file an amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock from 85,000,000 shares to 170,000,000 shares and make the necessary corresponding change to increase the authorized capital stock to 185,000,000 shares in the aggregate.

Background

        Our Board of Directors, subject to shareholder approval, adopted and approved an amendment to Article IV of the First Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by iBasis from 85,000,000 shares to 170,000,000 shares, and make the necessary corresponding change to increase the authorized capital stock to 185,000,000 in light of the authorized aggregate 15,000,000 shares of preferred stock. There is no proposal to increase the number of shares of preferred stock that we are authorized to issue.

Reasons for Amendment

        In 1999, shortly before we completed our initial public offering of common stock, we amended and restated our certificate of incorporation to provide iBasis with the authority to issue up to 85,000,000 shares of common stock and 15,000,000 shares of preferred stock, based on the expectation of additional capital needs for our company and an increased employee base. We have not increased these amounts nor have we proposed to increase these amounts until this special meeting. Since 1999, we have funded our operations through various equity and debt financings, we have acquired a speech recognition line of business, with a portion of the consideration being in the form of stock, and we have rewarded our employees, in part, with stock options. All of these factors have contributed to the issuance or reserve of much of our authorized common stock. We have recently embarked on a program to refinance our remaining outstanding debt and believe that an increase in the number of shares of authorized common stock will facilitate these efforts and enable us to take advantage of favorable financing opportunities that may be presented in the future.

        As of May 1, 2004 the number of shares of our common stock issued and outstanding totaled 46,631,834 shares. The total number of shares of our common stock reserved for issuance in connection with options granted under our 1997 Equity Incentive Plan, as amended, is 16,774,054, which includes 1,465,479 shares available for future grant and 15,308,575 shares reserved for issuance for options that have been granted through May 1, 2004. The number of shares of authorized and unissued common stock reserved for issuance pursuant to certain warrants we issued in connection with the issuance of our 11 1/2% Senior Secured Notes due 2005 is 3,437,284.

        On April 28, 2004, we filed a Registration Statement on Form S-4 relating to a proposed offer to exchange approximately $38.2 million principal amount of our new 6 3/4% Convertible Subordinated Notes due 2009 for approximately $38.2 million principal amount of our existing 5 3/4% Convertible Subordinated Notes due 2005. The new notes issuable in such exchange would be convertible into shares of our common stock at a fixed price of $1.85 per share. We are engaging in this proposed transaction in order to offer holders of our existing notes the new notes with a higher interest rate and a significantly lower conversion price in return for an extension of the maturity of their debt obligations. If all holders of our 5 3/4% Convertible Subordinated Notes tender such notes for new notes, we will need to reserve 20,637,837 shares of our authorized and unissued common stock for the conversion of such new notes. Additionally, contemporaneously with the closing of the exchange offer described in our registration statement, we intend to refinance our 11 1/2% Senior Secured Notes due in January 2005 by repurchasing these notes pursuant to a note purchase, exchange and termination agreement with the majority holders thereof. In connection with the prepayment of the 11 1/2% Senior Secured Notes we intend to issue warrants to purchase up to 5,176,065 shares of our common stock. To fund the prepayment of the 11 1/2% Senior Secured Notes, we have secured a commitment of approximately $25.2 million from third party funding sources. We intend to issue new secured convertible notes to the third party financing source or sources in the aggregate principal amount of approximately $25.2 million. We expect that the new secured convertible notes will have an interest rate of 8% per annum and will be convertible into our common stock at a fixed price of $1.85 per share. If all of these transactions are consummated as currently contemplated, and any convertible securities that may be issued in connection therewith are converted in accordance with their terms and any securities exercisable for shares of our common stock are exercised for cash for the full number of shares issuable thereunder, the aggregate number of shares of our common stock that may be issued in connection therewith, when added to the number of shares of our common stock currently outstanding, may exceed the 85,000,000 shares of our common stock that is currently authorized.

        On February 18, 2004, our stockholders approved a resolution permitting our Board of Directors to institute a reverse split of our outstanding common stock at various ratios ranging from one and one half-for-one to five-for-one at any time thereafter in the exercise of its discretion. In the event that the amendment proposed hereby is not approved, our Board of Directors may be required to institute a reverse stock split in order to permit all of the shares of common stock that we may be required to issue pursuant to the transactions described above to be issued under the 85,000,000 shares of common stock that is currently authorized. Because there can be no assurances that the market price of the Company's common stock would change in accordance with the multiple of any reverse split that is adopted, or that the total market capitalization of the Company's common stock would not decrease as a result of a reverse stock split, the Board of Directors believes that amending the First Amended and Restated Certificate of Incorporation in the manner proposed hereby would at this time be preferable to implementing a reverse stock split to accomplish the purposes described above.

        In addition, we expect to continue to find favorable financing opportunities in the future that may require the issuance of shares of common stock, or securities convertible into or exchangeable for shares of common stock. Our Board of Directors believes that the availability of additional authorized but unissued shares of common stock will provide us with the flexibility to issue shares for a variety of additional purposes that our board may deem advisable without further action by our shareholders, unless required by law or regulation. These purposes could include, among other things, public financings, private placements, additional debt refinancings, equity issuances to lenders, strategic alliances and employee stock plans for our employees, and other bona fide corporate purposes. Approval of the proposed amendment to our First Amended and Restated Certificate of Incorporation, as amended, will give us greater flexibility in pursuing these opportunities and will facilitate the attraction and retention of personnel. We expect that the proposed increase in our authorized capital will meet our needs for the next several years as we continue to build on our leadership in international telecommunications.

        If the amendment is approved, as soon as practicable after the special meeting, we will file an amendment to the First Amended and Restated Certificate of Incorporation with the office of the Delaware Secretary of State to reflect the increase in the authorized number of shares of our common stock. A form of the Certificate of Amendment to the First Amended and Restated Certificate of Incorporation is set forth in Appendix A to this Proxy Statement and is incorporated herein by reference. You are encouraged to read the Certificate of Amendment carefully.

Vote Required; Recommendation of Board of Directors

        Approval of this proposal requires the affirmative vote of the holders of a majority of outstanding shares of iBasis' common stock. Abstentions and broker non-votes have the effect of votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL NO. 1

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the special meeting other than the proposal stated above. If any other matters business should properly come before the special meeting, the persons named in the proxies solicited hereby, each of whom is an iBasis employee, may vote all shares subject to such proxies with respect to any such matters that are properly brought before the special meeting in accordance with the best judgment of such persons.

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
iBASIS, INC.

        Pursuant to § 242 of the Delaware General Corporation Law of the State of Delaware

        iBasis, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          A.    The name of the Corporation is iBasis, Inc. and (i) the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 2, 1996 and (ii) the First Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on November 16, 1999 (the "Restated Certificate").

          B.    The following amendment to the Restated Certificate has been duly adopted in accordance with the provisions of § 242 of the General Corporation Law of the State of Delaware:

            1.     That Article IV of the Restated Certificate be and hereby is amended to increase the total number of shares of Common Stock that the Corporation shall have authority to issue from 85,000,000 shares to 170,000,000 shares. Therefore, the total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 185,000,000, consisting solely of:

170,000,000	shares of common stock, par value $0.001 per share ("Common Stock"); and
15,000,000	shares of preferred stock, par value $0.001 per share ("Preferred Stock").

        IN WITNESS WHEREOF, this Certificate of Amendment of the First Amended and Restated Certificate of Incorporation, which amends certain provisions of the First Amended and Restated Certificate of Incorporation of the Corporation, having been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, has been duly executed by the Corporation's Secretary, this    day of June, 2004.

By:	Name: Jonathan D. Draluck Title: Vice President Business Affairs, General Counsel and Secretary

DETACH HERE

PROXY

iBASIS, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of iBasis, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated May 17, 2004, and hereby appoints Ofer Gneezy and Gordon VanderBrug, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of iBasis, Inc. to be held on Friday, June 18, 2004 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL NO. 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

iBASIS, INC.

c/o EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/ibas	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒    Please mark
votes as in
this example.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1

1.	To ratify, adopt and approve an amendment to the First Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 85,000,000 shares to 170,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
Please sign exactly as your name(s) appear(s) hereon. All holders must sign.
Corporation or partnership, please sign in full corporate or partnership name by authorized person.
Signature: _____________________________	Date:__________	Signature: _____________________________	Date:__________

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